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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of January 1, 2003 (the "Effective Date"), by and between Technical Olympic USA, Inc., a Delaware corporation (the "Employer"), and Ioannis (Yannis) Delikanakis (the "Employee").

         WHEREAS, the Employee currently serves as a member of the Employer's Board of Directors and also provides additional and substantial services for the Employer beyond the scope of his Board membership, which additional services are presently provided by Employee to Employer without compensation;

         WHEREAS, the Employer seeks to expand the range of services to be provided by Employee to Employer and to compensate Employee for the provision of these services through an incentive compensation package;

         WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Employee with the Employer;

         NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

         1. DEFINITIONS. For the purposes of this Agreement, terms have the meanings defined herein or on Exhibit A attached hereto unless the context otherwise requires.

         2.       EMPLOYMENT, TERM AND DUTIES.

                  2.1 EMPLOYMENT TERM. The Employer hereby employs the Employee, and the Employee hereby accepts employment by the Employer, upon the terms and conditions set forth herein for an initial period to begin on the Effective Date and end on the fifth (5) anniversary thereof, unless terminated earlier in accordance with the provisions of
         Section 4.

                  2.2 DUTIES. The Employee will serve as Executive Vice President of the Employer during the Employment Period and will have such duties and responsibilities as are reasonably consistent with such position as described on Exhibit B attached hereto and shall perform such special assignments as may be assigned or delegated to the Employee from time to time by the Chief Executive Officer or the Board of Directors of the Employer. In the performance of his duties hereunder, the Employee shall report solely to the Chief Executive Officer of the Employer. The Employee shall perform work as assigned by the Chief Executive Officer, and shall work with the senior management of the Employer in the advancement of the best interests of the Employer.

         It is acknowledged that the Employee is a member of the Board of Directors and that his activities as a director shall not materially interfere with his duties and responsibilities under this Agreement. If the Employee is appointed or elected an officer or director of any subsidiary of the Employer, the Employee will fulfill his duties as such officer or director without additional compensation due from the Employer or such subsidiary; however, any such appointment or election may not be made without the Employee's




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         prior consent. Upon termination of his employment with the Employer, the Employee hereby automatically resigns as of such date as an officer of the Employer and as an officer and director of each subsidiary of the Employer of which he is an officer or director, if any.

                  2.3 LOCATION. Employee's place of employment hereunder shall be in the greater Athens, Greece metropolitan area, unless the Employee consents otherwise in writing; provided, however, that the Employee shall travel as reasonably necessary to perform his obligations and duties to the Employer.

         3.       COMPENSATION AND BENEFITS.

                  3.1 BASE SALARY. The Employee shall receive a base salary at the annual rate of $75,000, payable in installments consistent with the Employer's normal payroll schedule, and subject to applicable withholding and other taxes.

                  3.2 STOCK OPTIONS, BONUSES AND BENEFITS. The stock options granted to the Employee with respect to 900,000 shares of Employer stock, attached hereto as Exhibit C (the "Options"), in addition to the base salary, shall constitute the only consideration to be paid to the Employee for all services to be rendered by the Employee under this Agreement. The Employee shall not receive any bonuses or any other compensation, except the Options, for services rendered under this Agreement, unless approved by the Board of Directors.

         The Employee has agreed to waive the right to participate in any employee benefit plan of the Employer (to the extent possible without causing any plan that is intended to qualify under any provision of the Internal Revenue Code to fail to qualify or to become disqualified). The Employee hereby acknowledges that his waiver is knowing and voluntary, and is an integral part of the compensation package negotiated by the Employee with the Employer and contained in this Agreement.

                  3.3 BUSINESS EXPENSES. In accordance with the rules and policies that the Employer may establish from time to time for its executives, the Employer shall reimburse the Employee for business expenses reasonably incurred by him in the performance of his duties hereunder. Requests for reimbursement must be accompanied by appropriate documentation.

                  3.4 VACATION. The Employee shall be entitled to four (4) weeks vacation per calendar year (prorated for less than a full year). Unused vacation in excess of an aggregate of two (2) weeks for all prior years shall not be accumulated or carried over from year to year, and the Employee shall not be entitled to compensation for unused vacation time except as provided in Section 4.

                  3.5 OFFICE AND SUPPORT STAFF. During the Employment Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, as provided at any time with respect to other comparable executives of the Employer and its subsidiaries and/or as


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         reasonably necessary to perform the Employee's duties and obligations as set forth herein.

         4.       TERMINATION.

                  4.1 DEATH. This Agreement will terminate automatically upon the death of the Employee.

                  4.2 TERMINATION NOTICE. Any other termination of the Employee's employment shall be by written notice to the other party, indicating the specific reason therefor and the date of the Employee's termination of employment; provided, however, that such date may not be earlier than thirty (30) days from the date of notice, unless waived by the parties, or such termination is due to Cause, Good Reason or a Change of Control, as defined in the Option agreements.

                  4.3 TERMINATION PAY. Upon termination of the Employee's employment, the Employer will be obligated to pay the Employee or the Employee's estate, as the case may be, only the Accrued Obligations, payable via wire transfer to an account designated by the Employee or the Employee's legal representative in a lump sum in cash within thirty
         (30) Business Days of the date of termination. The Options shall be governed separately by the terms of their grant agreements as attached hereto as Exhibit C.

                  4.4 NO MITIGATION; NO OFFSET. In the event of any termination of the Employee's employment under this Agreement, the Employee shall be under no obligation to seek other employment, and there shall be no offset against amounts due under this Agreement on account of any remuneration attributable to any subsequent employment that the Employee may obtain. The Employer's obligation to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer or any Affiliate may have against the Employee or others.

                  4.5      CERTAIN ADDITIONAL PAYMENTS BY THE EMPLOYER.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Employer to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, the Options or otherwise, but determined without regard to any additional payments required under this Section 4.5) (a "Payment") would be subject to the excise tax imposed by
         Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest or penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.


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                  (b)      Subject to the provisions of Section 4.5(c), all
         determinations required to be made under this Section 4.5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Employer's independent certified accountant or such other certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employer and the Employee within fifteen (15) Business Days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a change of control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employer. Any Gross-Up Payment, as determined pursuant to this Section 4.5, shall be paid by the Employer to the Employee within five (5) Business Days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Employer and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Employer should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Employer exhausts its remedies pursuant to Section 4.5(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Employee.

                  (c) The Employee shall notify the Employer in writing of any claim by the Internal Revenue Service, that, if successful, would require the payment by the Employer of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) Business Days after the Employee is informed in writing of such claim and shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid. The Employer shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (i) give the Employer any information reasonably requested by the Employer relating to such claim;

                           (ii)     take such action in connection with
                  contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer;


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                           (iii)    cooperate with the Employer in good faith in
                  order effectively to contest such claim; and

                           (iv) permit the Employer to participate in any proceedings relating to such claim;

         provided, however, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this
         Section 4.5(c), the Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; provided, however, that if the Employer directs the Employee to pay such claim and sue for a refund, the Employer shall, to the extent permitted by law, advance the amount of such payment to the Employee on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Employee of an amount advanced by the Employer pursuant to Section 4.5(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Employer's complying with the requirements of Section 4.5(c)) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Employer pursuant to Section 4.5(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Employer does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.


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         5.        NON-COMPETITION AND NON-INTERFERENCE.

                  5.1 ACKNOWLEDGMENTS. The Employer acknowledges that it is providing the Employee with Confidential Information in order for the Employee to perform his duties under this Agreement. The Employee acknowledges that (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character, and (b) the provisions of this Section 5 are reasonable and necessary to protect the Confidential Information, goodwill and other business interests of the Employer.

                  5.2 COVENANTS OF THE EMPLOYEE. The Employee covenants that he will not, directly or indirectly:

                  (a) during the Noncompete Period, without the express prior written consent of the Board of Directors, as owner, officer, director, employee, stockholder, principal, consultant, agent, lender, guarantor, cosigner, investor or trustee of any corporation, partnership, proprietorship, joint venture, association or any other entity of any nature, engage, directly or indirectly, in the Business in (i) any county in any state, or any county contiguous with a county, in which the Employer or any of its Affiliates is conducting Business activities or has conducted such Business activities during the prior twelve (12) months, and (ii) any county in which the Employer or any of its Affiliates is conducting other business; provided, however, that the Employee may purchase or otherwise acquire for passive investment up to 3% of any class of securities of any such enterprise if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                  (b) whether for the Employee's own account or for the account of any other person, at any time during his employment with the Employer or its Affiliates (except for the account of the Employer and its Affiliates) and the Non-Compete Period, solicit Business of the same or similar type being carried on by the Employer or its Affiliates, from any person known by the Employee to be a customer of the Employer or its Affiliates, whether or not the Employee had personal contact with such person during the Employee's employment with the Employer;

                  (c) whether for the Employee's own account or the account of any other person and at any time during his employment with the Employer or its Affiliates and the Non-Compete Period, (i) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of the Employer or an Affiliate, or in any manner induce, or attempt to induce, any employee of the Employer or its Affiliate to terminate his employment with the Employer or its Affiliate; or (ii) interfere with the Employer's or its Affiliate's relationship with any person who at any time during the Employment Period, was an employee, contractor, supplier, or customer of the Employer or its Affiliate; or

                  (d) at any time after the termination of his employment, disparage the Employer or its Affiliates or any shareholders, directors, officers, employees, or agents of the Employer or any of its Affiliates, so long as the Employer does not disparage the



                                      -6-

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         Employee; provided, however, that notwithstanding the foregoing, paragraphs (a) and (b) above shall not apply if the Employee's employment is terminated by the Employer without Cause, by the Employee for Good Reason or upon a Change of Control. If any covenant in this
         Section 5.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Employee. The Employee hereby agrees that this covenant is a material and substantial part of this Agreement and that: (i) the geographic limitations are reasonable; (ii) the term of the covenant is reasonable; and (iii) the covenant is not made for the purpose of limiting competition per se and is reasonably related to a protectable business interest of the Employer. The period of time applicable to any covenant in this Section 5.2 will be extended by the duration of any violation by the Employee of such covenant.

         6.       NON-DISCLOSURE COVENANT.

                  6.1 ACKNOWLEDGMENTS BY THE EMPLOYEE. The Employee acknowledges that (a) during the Employment Period, the Employee will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; and (c) the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

                  6.2 COVENANTS OF THE EMPLOYEE. The Employee covenants as follows:

                  (a) CONFIDENTIALITY. During and after his employment with the Employer and its Affiliates, the Employee will hold in confidence the Confidential Information and will not disclose it to any person other than in connection with the performance of his duties and obligations hereunder, except with the specific prior written consent of the Board of Directors or the Chief Executive Officer; provided, however, that the parties agree that this Agreement does not prohibit the disclosure of Confidential Information where applicable law requires, including, but not limited to, in response of subpoenas and/or orders of a governmental agency or court of competent jurisdiction. In the event that the Employee is requested or becomes legally compelled under the terms of a subpoena or order issued by a court of competent jurisdiction or by a governmental body to make any disclosure of Confidential Information, the Employee agrees that he will (i) immediately provide the Employer with written notice of the existence, terms and circumstances, surrounding such request(s) so that the Employer may seek an appropriate protective order or other appropriate remedy, (ii) cooperate with the Employer in its efforts to decline, resist or narrow such requests and (iii) if disclosure of such Confidential Information is required in the opinion of counsel, exercise reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such disclosed information.

                  (b) TRADE SECRETS. Any trade secrets of the Employer will be entitled to all of the protections and benefits under the federal and state trade secret and intellectual


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         property laws and any other applicable law. If any information that the
         Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement, so long as it otherwise meets the definition of Confidential Information. The Employee hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                  (c) REMOVAL. The Employee will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Employee's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form belonging to the Employer or used in the Employer's business (collectively, the "Proprietary Items"). All of the Proprietary Items, whether or not developed by the Employee, are the exclusive property of the Employer. Upon termination of his employment, or upon the request of the Employer during the Employment Period, the Employee will return to the Employer all of the Proprietary Items and Confidential Information in the Employee's possession or subject to the Employee's control, and the Employee shall not retain any copies, abstracts, sketches, or other physical embodiment, including electronic or otherwise, of any of the Proprietary Items or Confidential Information.

         7.       GENERAL PROVISIONS OF SECTION 5 AND 6.

                  7.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. The Employee acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of Sections 5 and 6 of this Agreement would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain a temporary restraining order and/or injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement. The Employee waives any requirement for the Employer's securing or posting of any bond in conjunction with any such remedies. The Employee further agrees to and hereby does submit to in personam jurisdiction before each and every court for that purpose.

                  7.2 COVENANTS OF SECTIONS 5 AND 6 ARE ESSENTIAL AND INDEPENDENT COVENANTS. The covenants of the Employee in Sections 5 and 6 are essential elements of this Agreement, and without the Employee's agreement to comply with such covenants, the Employer would not have entered into this Agreement or continued the employment of the Employee. The Employer and the Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer. In addition, the Employee's covenants in Sections 5 and 6 are independent covenants and the existence of any claim by the Employee against the Employer under this Agreement or otherwise will not excuse the Employee's breach of any covenant in Sections 5 or 6. Notwithstanding anything in the Agreement to the


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         contrary, (i) the covenants and agreements of the Employee in Sections
         5 and 6 shall survive the termination of the Agreement, except as provided below, and (ii) the covenants and agreements in Section 5.2(a) shall be effective as of the Effective Date.

         8.       GENERAL PROVISIONS.

                  8.1 INDEMNIFICATION. The Employer shall indemnify and hold harmless the Employee to the fullest extent permitted by applicable law against all costs (including reasonable attorneys' fees and costs), judgments, penalties, fines, amounts paid in settlements, interest and all other liabilities incurred or paid by the Employee in connection or in any way associated with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Employee was or is a party or is threatened to be made a party by reason of the fact that the Employee is or was an officer, employee or agent of the Employer, or any of its subsidiaries or Affiliates, including any property owner or condominium association that the Employee has been asked to serve on by the Employer, or by reason of anything done or not done by the Employee in any such capacity or capacities, provided that the Employee acted in good faith, and in a manner the Employee reasonably believed to be in or not opposed to the best interests of the Employer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Employer also shall pay any and all expenses (including attorney's fees) incurred by the Employee as a result of the Employee being called as a witness in connection with any matter involving the Employer and/or any of its officers or directors. Nothing herein shall limit or reduce any rights of indemnification to which the Employee might be entitled under the organizational documents of the Employer or as allowed by applicable law.

                  8.2 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
         (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

                  8.3.     SUCCESSORS.

                  (a) This Agreement is personal to the Employee and without the prior written consent of the Employer shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.


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                  (b)      This Agreement shall inure to the benefit of and be
         binding upon the Employer and its successors and assigns.

                  (c) The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. As used in this Agreement "Employer" shall mean the Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  8.4 NOTICES. All notices, consents, waivers, and other communications required under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, the same day or the next day, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

       If to the Employer:                        With a copy to:

       Technical Olympic USA, Inc.                Technical Olympic USA, Inc.
       4000 Hollywood Blvd., Suite 500-N          ______________________________
       Hollywood, Florida 33021                   ______________________________
       Attn:  Antonio B. Mon, CEO                 Attn:_________________________
       Facsimile No.:  (954) 364-4020             Facsimile No.:
                                                  Facsimile No.: (281) 243-0116

       And with a second copy to:

       Technical Olympic USA, Inc.
       20 Solomou Street
       Ana Kalamaki
       Athens 17456 Greece
       Attn:  [CONSTANTINE STENGOS]
       Facsimile No.: 3010) 995-5586

       If to the Employee:                        With a copy to:
       [--------------------]                     [--------------------]
       [--------------------]                     [--------------------]
       [--------------------]                     [--------------------]


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                  8.5      ENTIRE AGREEMENT; SUPERSEDURE. This Agreement
         contains the entire agreement between the parties with respect to the subject matter hereof and hereby expressly terminates, rescinds, replaces and supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

                  8.6 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN BROWARD COUNTY, FLORIDA, FOR THE PURPOSES OF ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

                  8.7 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  8.8 TAX WITHHOLDINGS. The Employer shall withhold from all payments hereunder all applicable taxes that it is required to withhold with respect to any payments and benefits provided under this Agreement.

                  8.9 AMENDMENTS AND WAIVERS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and a member of the Board of Directors authorized by the Board of Directors to execute the same. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  8.10 SURVIVAL. The provisions of Sections 4, 5, 6, 7, and 8 shall survive the termination of this Agreement.

                  8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, by original or facsimile signatures, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective for all purposes as of the Effective Date.

TECHNICAL OLYMPIC USA, INC.                     EMPLOYEE

By: /s/ Antonio B. Mon                          /s/ Yannis Delikanakis
   --------------------------------             --------------------------------
Name: Antonio B. Mon                            Name:  Yannis Delikanakis
Title: Chief Executive Officer

                                    EXHIBIT A

                                   DEFINITIONS

"Accrued Obligations" means, at the relevant date, any unreimbursed business expenses incurred by the Employee and payable pursuant to Section 3.3.

"Affiliate" means a person or entity who or which, (i) with respect to an entity, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity or (ii) with respect to the Employee, is a parent, spouse or issue of the Employee, including persons in an adopted or step relationship.

"Board of Directors" means the board of directors of the Employer.

"Business" means the business of developing land for, and the design and construction of, and the promotion, marketing and sale of, single-family residences, townhouses, and condominiums.

"Business Day" shall mean any day other than a Saturday, Sunday or bank holiday recognized in Hollywood, Florida.

"Confidential Information" means any and all intellectual property of the Employer (or any of its Affiliates), including but not limited to:

         (a) trade secrets concerning the business and affairs of the Employer (or any of its Affiliates), product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret under federal, state or other applicable law; and

         (b) information concerning the business and affairs of the Employer (or any of its Affiliates) (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer (or any of its Affiliates) containing or based, in whole or in part, on any information included in the foregoing.

Notwithstanding the foregoing, Confidential Information shall not include information otherwise lawfully known generally by or readily accessible to the trade or general public other than by the improper disclosure by the Employee.

"Employment Period" means the term of the Employee's employment under this Agreement.

"Noncompete Period" means the period beginning on the Effective Date and ending on the first anniversary of the Employee's termination of employment with the Employer.

                                    EXHIBIT B

                     Summary of Duties and Responsibilities

At the direction of the Chief Executive Officer or the Board of Directors of the Employer, Employee's duties and responsibilities as Executive Vice President shall include, but would not be limited to, the following:

         - Advise, counsel, and support the Employer in cultivating and developing business, commercial, banking, and investor relations in Europe.

         - Advise, counsel, and support the Chief Executive Officer of the Employer in the development of business plans and financing options for company operations and expansions.

         - Arrange and participate in road shows, presentations, trade conferences, investor meetings, and other events anywhere in the USA or Europe, and handle all matters relating to the logistical details of same when such events take place in Europe.

         - Act as primary liaison between the Chief Executive Officer of the Employer (and other senior officers and managers) and the representatives of Employer's majority shareholder, including but not limited to regular participation in conference calls, meetings, and working sessions.

         - Manage communications from representatives of Employer's majority shareholder (located in Greece) and the Employer, including but not limited to ensuring accuracy in language translation and interpretation.

         - Advise the Chief Executive Officer of the Employer on any and all matters relating to shareholder relations.

                                    EXHIBIT C

                             Stock Option Agreements

                          TECHNICAL OLYMPIC USA, INC.
                      ANNUAL AND LONG-TERM INCENTIVE PLAN

      PERFORMANCE ACCELERATED VESTING NONQUALIFIED STOCK OPTION AGREEMENT


         AGREEMENT made as of January 1, 2003, between Technical Olympic USA, Inc., a Delaware corporation (the "Company"), and Yannis Delikanakis (the "Employee").

         To carry out the purposes of the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan (the "Plan"), by affording Employee the opportunity to purchase shares of common stock, par value $.01, ("Stock") of Technical Olympic USA, Inc. (the "Company") in recognition of Employee's significant duties and responsibilities as the Executive Vice-President of the Company, the Company and Employee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of 243,000 shares of Stock, in three separate tranches of 81,000 shares of Stock ("Tranche 1"), 81,000 shares of Stock ("Tranche 2"), and 81,000 shares of Stock ("Tranche 3"), on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

         2. PURCHASE PRICE. The purchase price per share of Stock purchased pursuant to the exercise of this Option shall be $17.17.

         3. EXERCISE OF OPTION. This Option shall become fully vested on the seventh anniversary of the date of grant hereof and may be immediately exercised at any time and from time to time after the seventh anniversary of the date of grant hereof, by written notice to the Company at its principal executive office addressed to the attention of its Secretary (or such other officer or employee of the Company as the Company may designate from time to time); provided, however, that a portion or all of this Option may become vested earlier and become exercisable as provided in Attachment B hereto or as provided below:

                  (a) If Employee's employment with the Company terminates by reason of Disability (as defined in Attachment A hereto), this Option, to the extent vested on the date of termination, may be exercised, at any time during the one-year period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such one-year period), but only as to the vested number of shares of Stock, if any, that Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.

                  (b) If Employee dies an employee of the Company, Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) may exercise this Option, to the extent vested on the date of termination, at any time during the one-year period following the date of Employee's death, but only as to the vested number of shares of Stock, if any, that Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.

                  (c) If Employee's employment with the Company is terminated by the Company for any reason other than due to his Disability or for Cause (as defined in Attachment A hereto), this Option shall be fully vested and may be exercised, at any time during the three-year period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such period).

                  (d) If Employee terminates his employment with the Company for any reason other than a Good Reason (as defined in Attachment A hereto), or the Company terminates his employment with the Company for Cause, this Option, to the extent vested on the date of termination, may be exercised, at any time during the 90-day period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such 90-day period), but in each case only as to the vested number of shares of Stock, if any, that Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.

                  (e) If Employee's employment with the Company is terminated by Employee for Good Reason prior to a Change of Control, this Option shall be fully vested and may be exercised, at any time during the one-year period following such termination, by Employee or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) if Employee dies during such period.

                  (f) If Employee's employment with the Company is terminated by Employee on or following a Change of Control (as defined in Attachment A hereto), this Option shall be fully vested and may be exercised, at any time during the three-year period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such period).

                  (g) Notwithstanding the foregoing, there is no minimum or maximum number of shares of Stock that must be purchased by Employee upon exercise of this Option. Instead, Employee may, at any time and from time to time, purchase any number of shares of Stock that are then vested and exercisable according to the provisions of this Agreement.

                  (h) Notwithstanding the foregoing, this Option shall not be exercisable in any event after the expiration of 10 years from the date of grant hereof.

         The purchase price of the shares of Stock as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including by check acceptable to the Company), (b) if the shares are readily tradable on a national securities market or exchange, through a "cashless broker exercise" procedure in accordance with a program established by the Company, or (c) any combination of the foregoing. No fraction of a share shall be issued by the Company upon exercise of an Option. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares acquired by exercise of this Option results in wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money, if any, as the Company may require to meet its minimum withholding obligations under applicable tax laws or regulations. No exercise of this Option shall be effective until Employee (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.

         Employee agrees that the shares which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees that (i) the certificates representing the shares purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares purchased under this Option.

         5. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

         7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         8. ADVERSE ACTIONS OR DECISIONS. Notwithstanding any provision of this Agreement or the Plan to the contrary, in no event shall the Company or the Committee make any change to the Plan or take any action authorized pursuant to the Plan which degrades or adversely affects in any manner the rights of Employee hereunder, unless Employee consents thereto in writing.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Employee has executed this Agreement, all effective as of the day and year first above written.


                           TECHNICAL OLYMPIC USA, INC.

                           By:
                              -------------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


                           EMPLOYEE


                           ----------------------------------------------------
                           Yannis Delikanakis

                                  ATTACHMENT A

                                  DEFINITIONS

1.       "Cause" means:

         (a) Employee's conviction of, or plea of nolo contendere to, a felony or a misdemeanor involving moral turpitude;

         (b) any act of fraud, misappropriation or personal dishonesty by Employee intended to result in his substantial personal enrichment at the expense of the Company or an affiliate; or

         (c) Employee's a material violation of any express direction of the Chairman of the Board or a material violation of any rule, regulation, policy or plan established by the Board from time to time regarding the conduct of members of the Company's management.

2. "Change of Control" means Constantine Stengos and/or one or more members of the "Stengos Family" ceases to "Control" the Company (or, in the case of any merger or combination in which Company is not the surviving entity, ceases to Control such successor entity). For purposes of this Agreement, the term (a) "Stengos Family" shall mean Constantine Stengos, his spouse, sons, daughters, sons-in-law, daughters-in-law, and the lineal descendants of any of the foregoing and (b) "Control" shall mean (i) the power to elect the majority of the board of directors or comparable governing body of an entity, or, if there is no such body, the power to direct the management of such entity; or
(ii) the direct and/or indirect beneficial ownership of 40% or more of the combined voting power of the then outstanding voting securities of such entity entitled to vote in the election of directors (or comparable governing body or management) of such entity.

3. "Disability" means Employee's inability, for a period of six consecutive months, or a cumulative period of 120 business days out of a period of 12 consecutive months, to perform the essential duties of Employee's position of Executive Vice-President of the Company, due to a mental or physical impairment. The determination of whether Employee is suffering from a Disability shall be made by three independent physicians, one chosen by a representative of Employee, one chosen by the Company and one chosen by the physicians chosen by Employee and the Company.

4. "Good Reason" means that, without Employee's prior written consent, the Company removes Employee from the position of Executive Vice-President of the Company or substantially adversely changes Employee's duties as Executive Vice-President (excluding any such removal for Cause or as a result of Employee's death, Disability or Employee's resignation not based on the existence of Good Reason) and within 60 business days of learning of the occurrence of any such event, and in the absence of any circumstance that constitutes Cause, Employee terminates his employment by written notice to the Chairman of the Board.

                                  ATTACHMENT B
                            TECHNICAL OLYMPIC, INC.
                        PERFORMANCE ACCELERATED VESTING
                        NONQUALIFIED STOCK OPTION GRANT

                          ACCELERATED VESTING CRITERIA

I.       Total Return to Shareholders ("TRS")

         The vesting of an Option Tranche shall become accelerated based on the comparison of (i) the TRS (as defined below) of the Company's common stock at the end of the Performance Period applicable to such Tranche to (ii) the TRS of each of the various common stocks of the Peer Group for such Performance Period.

         "TRS" means the appreciation/depreciation in the average price of the applicable common stock at the end of the Performance Period, with any dividends paid on such stock during such Performance Period being deemed reinvested, over the average price of the applicable common stock at the beginning of the Performance Period.

         The "average price" of the Company's common stock and of the common stock of each of the members of the Peer Group (i) at the beginning of the Performance Period shall mean the average of the closing prices of such stock during the calendar quarter immediately preceding the beginning of such Performance Period and (ii) at the end of the Performance Period shall mean the average of the closing prices of such stock during the last calendar quarter of such Performance Period.

II.      Performance Periods

         Separate Performance Periods shall apply to each Option Tranche as follows:


                          Option Tranche                        Performance Period

                                 1                      January 1, 2002 - December 31, 2004

                                 2                      January 1, 2003 - December 31, 2005

                                 3                      January 1, 2004 - December 31, 2006

III.     Accelerated Vesting

         The number of shares of Stock with respect to an Option Tranche that shall become vested, if any, at the end of the applicable Performance Period shall be determined by the percentile ranking of the Company's TRS for such Performance Period vs. the TRS for the Peer Group companies for the Performance Period, as follows:

                                                           1         2         3          4          5          6

        Company TRS Percentile Rank vs.                  <25th     25th     37.5th      50th      62.5th     >75th
        Peer Group Members' TRS                          -                                                   -
        Vested Percentage                                 0%        10%       35%        60%        85%       100%


         For results between columns 2 and 3, 3 and 4, 4 and 5, and 5 and 6, the Vested Percentage earned shall be determined by linear interpolation between the two applicable vesting standards.

IV.      Peer Group

         The Peer Group shall consist of the following companies:

                  Beazer Homes USA, Inc.
                  Centex Corporation
                  D.R. Horton, INC.
                  Hovnanian Enterprises, Inc.
                  KB Home (Formerly Kaufman and Broad Home Corporation) Lennar Corporation
                  M.D.C. Holdings, INC.
                  NVR, Inc.
                  Pulte Corporation
                  The Ryland Group, INC.
                  Standard Pacific Corp.
                  Toll Brothers, INC.

         The Company shall engage Compustat (or other similar firm) to annually rank the above peer companies for purposes of determining the Company's percentile ranking.

V.       Calculations

All TRS calculations under this Agreement shall be made by an independent accounting firm or consulting expert selected by the Company. In performing such calculations, appropriate adjustments shall be made for any change in accounting standards required by the FASB after the beginning of a Performance Period.

                          TECHNICAL OLYMPIC USA, INC.
                      ANNUAL AND LONG-TERM INCENTIVE PLAN

                 FRONT END NONQUALIFIED STOCK OPTION AGREEMENT


         AGREEMENT made as of January 1, 2003, between Technical Olympic USA, Inc., a Delaware corporation (the "Company"), and Yannis Delikanakis (the "Employee").

         To carry out the purposes of the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan (the "Plan"), by affording Employee the opportunity to purchase shares of common stock, par value $.01, ("Stock") of Technical Olympic USA, Inc. (the "Company") in recognition of Employee's significant duties and responsibilities as the Executive Vice-President of the Company, the Company and Employee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of 540,000 shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

         2. PURCHASE PRICE. The purchase price per share of Stock purchased pursuant to the exercise of this Option shall be as follows: (i) with respect to the first 180,000 shares of Stock (Tranche 1), $18.89; (ii) with respect to the next 180,000 shares of Stock (Tranche 2), $20.78; and (iii) with respect to the remaining 180,000 shares of Stock (Tranche 3), $22.86.

         3. EXERCISE OF OPTION. This Option shall become vested and may be exercised in accordance with the following schedule, by written notice to the Company at its principal executive office addressed to the attention of its Secretary (or such other officer or employee of the Company as the Company may designate from time to time):

         (i) with respect to Tranche 1, at any time and from time to time on and after January 1, 2003;

         (ii) with respect to Tranche 2, at any time and from time to time on and after January 1, 2004; and

         (iii) with respect to Tranche 3, at any time and from time to time on and after January 1, 2005.

Notwithstanding the above schedule, upon the occurrence of the following events, this Option shall vest and become exercisable as provided below:

                  (a) If Employee's employment with the Company terminates by reason of Disability (as defined in Attachment A hereto), this Option, to the extent vested on the date of termination, may be exercised, at any time during the one-year period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such one-year period), but only as to the vested number of shares of Stock, if any, that Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.

                  (b) If Employee dies an employee of the Company, Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) may exercise this Option, to the extent vested on the date of termination, at any time during the one-year period following the date of Employee's death, but only as to the vested number of shares of Stock, if any, that Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.

                  (c) If Employee's employment with the Company is terminated by the Company for any reason other than due to his Disability or for Cause (as defined in Attachment A hereto), this Option shall be fully vested and may be exercised, at any time during the three-year period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such period).

                  (d) If Employee terminates employment with the Company for any reason other than a Good Reason (as defined in Attachment A hereto), or the Company terminates his employment with the Company for Cause, this Option, to the extent vested on the date of termination, may be exercised, at any time during the 90-day period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such 90-day period), but in each case only as to the vested number of shares of Stock, if any, that Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.

                  (e) If Employee's employment with the Company is terminated by Employee for Good Reason prior to a Change of Control, this Option shall be fully vested and may be exercised, at any time during the one-year period following such termination, by Employee or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) if Employee dies during such period.

                  (f) If Employee's employment with the Company is terminated by Employee on or following a Change of Control (as defined in Attachment A hereto), this Option shall be fully vested and may be exercised, at any time during the three-year period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such period).

                  (g) Notwithstanding the foregoing, there is no minimum or maximum number of shares of Stock that must be purchased by Employee upon exercise of this Option. Instead, Employee may, at any time and from time to time, purchase any number of shares of Stock that are then vested and exercisable according to the provisions of this Agreement.

                  (h) Notwithstanding the foregoing, this Option shall not be exercisable in any event after the expiration of 10 years from the date of grant hereof.

         The purchase price of the shares of Stock as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including by check acceptable to the Company), (b) if the shares are readily tradable on a national securities market or exchange, through a "cashless broker exercise" procedure in accordance with a program established by the Company, or (c) any combination of the foregoing. No fraction of a share shall be issued by the Company upon exercise of an Option. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares acquired by exercise of this Option results in wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money, if any, as the Company may require to meet its minimum withholding obligations under applicable tax laws or regulations. No exercise of this Option shall be effective until Employee (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.

         Employee agrees that the shares which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees that (i) the certificates representing the shares purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares purchased under this Option.

         5. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

         7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         8. ADVERSE ACTIONS OR DECISIONS. Notwithstanding any provision of this Agreement or the Plan to the contrary, in no event shall the Company or the Committee make any change to the Plan or take any action authorized pursuant to the Plan which degrades or adversely affects in any manner the rights of Employee hereunder, unless Employee consents thereto in writing.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Employee has executed this Agreement, all effective as of the day and year first above written.


                           TECHNICAL OLYMPIC USA, INC.

                           By:
                              -------------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


                           EMPLOYEE


                           ----------------------------------------------------
                           Yannis Delikanakis

                                  ATTACHMENT A

                                  DEFINITIONS

1.       "Cause" means:

         (a) Employee's conviction of, or plea of nolo contendere to, a felony or a misdemeanor involving moral turpitude;

         (b) any act of fraud, misappropriation or personal dishonesty by Employee intended to result in his substantial personal enrichment at the expense of the Company or an affiliate; or

         (c) Employee's a material violation of any express direction of the Chairman of the Board or a material violation of any rule, regulation, policy or plan established by the Board from time to time regarding the conduct of members of the Company's management.

2. "Change of Control" means Constantine Stengos and/or one or more members of the "Stengos Family" ceases to "Control" the Company (or, in the case of any merger or combination in which Company is not the surviving entity, ceases to Control such successor entity). For purposes of this Agreement, the term (a) "Stengos Family" shall mean Constantine Stengos, his spouse, sons, daughters, sons-in-law, daughters-in-law, and the lineal descendants of any of the foregoing and (b) "Control" shall mean (i) the power to elect the majority of the board of directors or comparable governing body of an entity, or, if there is no such body, the power to direct the management of such entity; or
(ii) the direct and/or indirect beneficial ownership of 40% or more of the combined voting power of the then outstanding voting securities of such entity entitled to vote in the election of directors (or comparable governing body or management) of such entity.

3. "Disability" means Employee's inability, for a period of six consecutive months, or a cumulative period of 120 business days out of a period of 12 consecutive months, to perform the essential duties of Employee's position of Executive Vice-President of the Company, due to a mental or physical impairment. The determination of whether Employee is suffering from a Disability shall be made by three independent physicians, one chosen by a representative of Employee, one chosen by the Company and one chosen by the physicians chosen by Employee and the Company.

4. "Good Reason" means that, without Employee's prior written consent, the Company removes Employee from the position of Executive Vice-President of the Company or substantially adversely changes Employee's duties as Executive Vice-President (excluding any such removal for Cause or as a result of Employee's death, Disability or Employee's resignation not based on the existence of Good Reason) and within 60 business days of learning of the occurrence of any such event, and in the absence of any circumstance that constitutes Cause, Employee terminates his employment by written notice to the Chairman of the Board.

                          TECHNICAL OLYMPIC USA, INC.
                      ANNUAL AND LONG-TERM INCENTIVE PLAN

                         SIGN ON STOCK OPTION AGREEMENT


         AGREEMENT made as of January 1, 2003, between Technical Olympic USA, Inc., a Delaware corporation (the "Company"), and Yannis Delikanakis (the "Employee").

         To carry out the purposes of the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan (the "Plan"), by affording Employee the opportunity to purchase shares of common stock, par value $.01, ("Stock") of Technical Olympic USA, Inc. (the "Company") in recognition of Employee's significant duties and responsibilities as the Executive Vice-President of the Company, the Company and Employee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of 117,000 shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

         2. PURCHASE PRICE. The purchase price per share of Stock purchased pursuant to the exercise of this Option shall be $17.17.

         3. EXERCISE OF OPTION. This Option is immediately and fully vested on the date hereof. This Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, subject, however, to the following provisions:

                  (a) If Employee's employment with the Company terminates by reason of Disability (as defined in Attachment A hereto), this Option may be exercised, at any time during the one-year period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such one-year period).

                  (b) If Employee dies while an employee of the Company, Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) may exercise this Option at any time during the one-year period following the date of Employee's death.

                  (c) If Employee's employment with the Company is terminated by the Company for any reason other than due to his Disability or for Cause (as defined in Attachment A hereto), this Option may be exercised, at any time during the three-year period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such period).

                  (d) If Employee terminates his employment with the Company for any reason other than a Good Reason (as defined in Attachment A hereto), or the Company terminates the Employee for Cause, this Option may be exercised, at any time during the 90-day period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such 90-day period).

                  (e) If Employee's employment with the Company is terminated by Employee for Good Reason prior to a Change of Control, this Option may be exercised, at any time during the one-year period following such termination, by Employee or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) if Employee dies during such period.

                  (f) If Employee's employment with the Company is terminated by Employee on or following a Change of Control (as defined in Attachment A hereto), this Option may be exercised, at any time during the three-year period following such termination, by Employee or by Employee's guardian or legal representative (or by Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee if Employee dies during such period).

                  (g) Notwithstanding the foregoing, there is no minimum or maximum number of shares of Stock that must be purchased by Employee upon exercise of this Option. Instead, Employee may, at any time and from time to time, purchase any number of shares of Stock that are then vested and exercisable according to the provisions of this Agreement.

                  (h) Notwithstanding the foregoing, this Option shall not be exercisable in any event after the expiration of 10 years from the date of grant hereof.

         The purchase price of the shares of Stock as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including by check acceptable to the Company), (b) if the shares are readily tradable on a national securities market or exchange, through a "cashless broker exercise" procedure in accordance with a program established by the Company, or (c) any combination of the foregoing. No fraction of a share shall be issued by the Company upon exercise of an Option. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares acquired by exercise of this Option results in wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money, if any, as the Company may require to meet its minimum withholding obligations under applicable tax laws or regulations. No exercise of this Option shall be effective until Employee (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.

         Employee agrees that the shares which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees that (i) the certificates representing the shares purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares purchased under this Option.

         5. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

         7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         8. ADVERSE ACTIONS OR DECISIONS. Notwithstanding any provision of this Agreement or the Plan to the contrary, in no event shall the Company or the Committee make any change to the Plan or take any action authorized pursuant to the Plan which degrades or adversely affects in any manner the rights of Employee hereunder, unless Employee consents thereto in writing.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Employee has executed this Agreement, all effective as of the day and year first above written.

                           TECHNICAL OLYMPIC USA, INC.


                           By:
                              -------------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


                           EMPLOYEE


                           ----------------------------------------------------
                           Yannis Delikanakis

                                  ATTACHMENT A

                                  DEFINITIONS

1.       "Cause" means:

         (a) Employee's conviction of, or plea of nolo contendere to, a felony or a misdemeanor involving moral turpitude;

         (b) any act of fraud, misappropriation or personal dishonesty by Employee intended to result in his substantial personal enrichment at the expense of the Company or an affiliate; or

         (c) Employee's a material violation of any express direction of the Chairman of the Board or a material violation of any rule, regulation, policy or plan established by the Board from time to time regarding the conduct of members of the Company's management.

2. "Change of Control" means Constantine Stengos and/or one or more members of the "Stengos Family" ceases to "Control" the Company (or, in the case of any merger or combination in which Company is not the surviving entity, ceases to Control such successor entity). For purposes of this Agreement, the term (a) "Stengos Family" shall mean Constantine Stengos, his spouse, sons, daughters, sons-in-law, daughters-in-law, and the lineal descendants of any of the foregoing and (b) "Control" shall mean (i) the power to elect the majority of the board of directors or comparable governing body of an entity, or, if there is no such body, the power to direct the management of such entity; or
(ii) the direct and/or indirect beneficial ownership of 40% or more of the combined voting power of the then outstanding voting securities of such entity entitled to vote in the election of directors (or comparable governing body or management) of such entity.

3. "Disability" means Employee's inability, for a period of six consecutive months, or a cumulative period of 120 business days out of a period of 12 consecutive months, to perform the essential duties of Employee's position of Executive Vice-President of the Company, due to a mental or physical impairment. The determination of whether Employee is suffering from a Disability shall be made by three independent physicians, one chosen by a representative of Employee, one chosen by the Company and one chosen by the physicians chosen by Employee and the Company.

4. "Good Reason" means that, without Employee's prior written consent, the Company removes Employee from the position of Executive Vice-President of the Company or substantially adversely changes Employee's duties as Executive Vice-President (excluding any such removal for Cause or as a result of Employee's death, Disability or Employee's resignation not based on the existence of Good Reason) and within 60 business days of learning of the occurrence of any such event, and in the absence of any circumstance that constitutes Cause, Employee terminates his employment by written notice to the Chairman of the Board.


                                      A-1